Exhibit 99.2

OCEANIC BANK HOLDING, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
For the Six Months ended June 30, 2012 and 2011
(Dollar amounts are in thousands)

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2012	June 30, 2011
Interest income:
Interest and fees on loans	$3,054	$3,198
Interest and dividends on cash and securities	223	410
Total interest income	3,277	3,608
Interest expense:
Interest on deposits	418	493
Interest on FHLB Advances	109	279
Total interest expense	527	772
Net interest income	2,750	2,836
Provision for loan losses	55	53
Net interest income after provision for loan losses	2,695	2,783
Noninterest income:
Service charges	13	10
Other income	136	130
Total noninterest income	149	140
Noninterest expense:
Salaries and employee benefits	867	915
Occupancy expense	419	416
Other expense	474	477
Total noninterest expense	1,760	1,808
Earnings before provision for income tax expense	1,084	1,115
Provision for income tax expense	412	418
Net earnings	$672	$697